Exhibit 5.2

April 16, 2015

ING Groep N.V.,

Bijlmerplein 888,

1102 MG Amsterdam,

P.O. Box 1800, 1000 BV,

Amsterdam, The Netherlands.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of $1,000,000,000 aggregate principal amount of 6.000% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.000% Securities”) and $1,250,000,000 aggregate principal amount of 6.500% Perpetual Additional Tier 1 Contingent Convertible Capital Securities (the “6.500% Securities” and, together with the 6.000% Securities, the “Securities”) of ING Groep N.V., a company organized under the laws of The Netherlands (the “Company”), issued in global form pursuant to the Capital Securities Indenture, dated as of April 16, 2015 (the “Capital Securities Indenture”) between the Company and The Bank of New York Mellon, London Branch, as Trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of April 16, 2015, in respect of the 6.000% Securities and (ii) the Second Supplemental Indenture, dated as of April 16, 2015 in respect of the 6.500% Securities (collectively, the “Supplemental Indentures” and,

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together with the Capital Securities Indenture, the “Indenture”), we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Company’s Registration Statement on Form F-3 (File No. 333-202880) (the “Registration Statement”), the Securities will constitute valid and legally binding obligations of the Issuer, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however, that we express no opinion with respect to Section 12.01 of the Capital Securities Indenture or Article VII of each Supplemental Indenture, each of which is expressly stated to be governed by the laws of The Netherlands.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For the purposes of our opinion, we have assumed, without independent verification, that (i) the Company has been duly incorporated and is an existing company organized under the laws of The Netherlands, (ii) each of the Supplemental Indentures and the Capital Securities Indenture has been, or prior to the issuance of any Securities thereunder will have been, duly authorized, executed and delivered in accordance with the laws of The Netherlands and (iii) at or prior to their issuance the Securities will have been duly

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authorized, executed and delivered in accordance with the laws of The Netherlands. With respect to all matters of Dutch law, we note that you are being provided with the opinion, dated the date hereof, of Linklaters LLP, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Linklaters LLP.

We have relied as to certain factual matters on information obtained from public officials, officers of the Issuer and other sources believed by us to be responsible, and we have assumed, without independent verification, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen examined by us, that the Trustee’s certificates of authentication of the Securities have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Securities or their offering and sale.

We hereby consent to the filing of this opinion as an exhibit to a Form 6-K to be incorporated by reference into the Registration Statement and to the reference to us under the heading “Validity of Securities” in the Prospectus Supplement, dated April 9, 2015, and the Prospectus, dated March 19, 2015, pursuant to which the Securities are being offered for sale. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP